EXHIBIT 3.13
                    ARTICLES OF INCORPORATION
                               OF
                    GIANT MID-CONTINENT, INC.
                    _________________________

          We, the undersigned incorporators, having associated ourselves together for the purpose of forming a corporation under the laws of the State of Arizona, adopt the following Articles of
Incorporation:

                               I.
                              NAME

     The name of the corporation is Giant Mid-Continent, Inc.

                               II.
                             PURPOSE

          This corporation is organized for the purpose of trans-acting any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as amended from time to time.

                              III.
                        INITIAL BUSINESS

          The corporation initially intends actually to conduct in the State of Arizona the business of exploring for, producing, refining, marketing, selling and otherwise dealing in gasoline and all other petroleum products.

                               IV.
                       AUTHORIZED CAPITAL

          The corporation shall have authority to issue five hundred thousand (500,000) common shares with one cent ($.01) par value per share. Shares shall be paid for at such time, and in such manner, as the Board of Directors shall determine.

                               V.
                       BOARD OF DIRECTORS

          The Board of Directors shall be comprised of not less than one (1) nor more than seven (7) members, the exact number of which shall initially be fixed by the incorporators and thereafter from time to time by resolution of the Board of Directors. The initial Board of Directors shall consist of three
(3) members, who shall serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified, and whose names and addresses are:


          Name                 Address

          James E. Acridge     23733 N. Scottsdale Road
                               Scottsdale, Arizona 85255

          Fredric L. Holliger  23733 N. Scottsdale Road
                               Scottsdale, Arizona 85255

          Morgan M. Gust       23733 N. Scottsdale Road
                               Scottsdale, Arizona 85255

                               VI.
                LIMITATION OF DIRECTOR LIABILITY

          No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article shall not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) authorizing the unlawful payment of a dividend or other distribution on the corporation's capital stock or the unlawful purchase of its capital stock; (iv) a violation of Arizona Revised Statutes
Section 10-041 -- Director conflicts of interest; or (v) any transaction from which the director derived an improper personal benefit.

                              VII.
                          INCORPORATORS

          The names and addresses of the incorporators are:

          Name                 Address

          Carlos A. Guerra     23733 N. Scottsdale Road
                               Scottsdale, Arizona 85255

          Morgan M. Gust       23733 N. Scottsdale Road
                               Scottsdale, Arizona 85255

          All powers, duties and responsibilities of the incorporators shall cease at the time of delivery of these Articles of Incorporation to the Arizona Corporation Commission for filing.

                              VIII.
                         STATUTORY AGENT

          FC Service Corporation, an Arizona corporation, Two
North Central Avenue, Suite 2200, Phoenix, Arizona 85004-2390, is hereby appointed the initial Statutory Agent for the corporation for the State of Arizona.

                               IX.
                     Known Place of Business

          The corporation's known place of business is 23733
North Scottsdale Road, Scottsdale, Arizona 85255.

          IN WITNESS WHEREOF, the undersigned incorporators have hereunto affixed their signatures this 22nd day of December, 1994.



                              /s/  Carlos A. Guerra
                              __________________________________
                              Carlos A. Guerra

                              /s/  Morgan M. Gust
                              __________________________________
                              Morgan M. Gust